SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2000

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                       N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events.

      The Company is a 31.3 percent equity owner of Vermont Yankee Nuclear Power Corporation (Vermont Yankee), which owns the Vermont Yankee nuclear generating station in Vernon, Vermont. The Company has a gross power entitlement of 35 percent before recognition of long-term wholesale power contracts for Vermont Yankee power wherein the Company provides power to certain other utilities. On November 17, 1999, Vermont Yankee executed an Asset Purchase Agreement (Original Agreement) with AmerGen Energy Co., which is owned by PECO Energy Company and British Energy. The Original Agreement is subject to several conditions, including approvals or specific rulings by various regulatory authorities. The Original Agreement was submitted to the Vermont Public Service Board (PSB) for approval and a PSB decision was expected in mid to late October. At the June 2000 hearings before the PSB, the Vermont Department of Public Service (DPS) had opposed approval of the sale. At the request of the petitioners and the DPS, the PSB issued an order giving AmerGen, Vermont Yankee and its sponsors, including the Company, and the DPS until November 15, 2000 to file a settlement agreement; if none was filed, the PSB stated it would issue its decision in this docket shortly thereafter. On November 15, 2000, a letter was filed with the PSB indicating a settlement had been reached, and on November 16, 2000, a Memorandum of Understanding (MOU) including a revised Asset Purchase Agreement and Power Purchase Agreement (PPA) was filed with the PSB. The text of the MOU, without attachments, is provided below. On November 17, 2000, the PSB issued an order including, for guidance of the parties, the PSB's conclusions which would have been issued in October, and which, if issued, would have resulted in denial of approval of the Original Agreement; the order also affirmed a status conference scheduled for November 22, 2000 to consider a schedule for review of the settlement, events which have occurred since the close of evidence, and penalties, if any, resulting from the one-day late filing of the settlement.

      The settlement responds to various issues raised by the DPS during this proceeding. As discussed in the MOU, the settlement includes an increased purchase price, lower fixed rates per megawatt hour for energy to be purchased through 2012 under the Power Purchase Agreement (PPA), a reduction in the amount of money that Vermont Yankee must pay into the decommissioning funds at closing, an obligation on AmerGen's part to pay for the Spring 2001 refueling outage, including the fuel to be installed in the reactor, an obligation on AmerGen's part to reimburse Vermont Yankee for credit insurance premiums or to pay for credit insurance directly, and an obligation by AmerGen to pay for the fuel already in the reactor through a reduction in prices under the PPA. In addition to the value considerations above, the PPA now has a low market adjuster (LMA) to address concerns that market prices may be lower than the stated PPA rates. This LMA provides for reductions in the PPA pricing when wholesale prices drop below the PPA price by a stated percentage.

      The Company cannot predict or guarantee that this settlement will ultimately receive appropriate and necessary regulatory approvals.

      The text of the MOU follows:

STATE OF VERMONT

PUBLIC SERVICE BOARD

Docket No. 6300

Investigation into GENERAL ORDER No. 45                 )
Notice Filed by Vermont Yankee Nuclear                         )
Power Corporation Re: Proposed Sale of                          )
Vermont Yankee Nuclear Power Station and                    )
Related Transactions                                                             )

MEMORANDUM OF UNDERSTANDING AMONG AMERGEN ENERGY COMPANY, LLC, AMERGEN VERMONT LLC, VERMONT YANKEE NUCLEAR POWER CORPORATION, CENTRAL VERMONT PUBLIC SERVICE CORPORATION, GREEN MOUNTAIN POWER CORPORATION, AND THE VERMONT DEPARTMENT OF PUBLIC SERVICE

        With respect to the above-captioned docket, the Vermont Department of Public Service ("Department" or "DPS") and those entities on behalf of which a signature appears at the end of this document stipulate and agree as follows:

        WHEREAS, AmerGen Energy Company, LLC ("AmerGen") entered into an Asset Purchase Agreement ("APA") and related documents including a Power Purchase Agreement ("PPA"), dated November 17, 1999, with Vermont Yankee Nuclear Power Corporation ("VYNPC") pursuant to which AmerGen has agreed to purchase and VYNPC has agreed to sell certain assets of VYNPC, specifically including the Vermont Yankee Nuclear Power Station ("VYNPS") as described and defined in the APA;

        WHEREAS, AmerGen has assigned its right, title, and interest in the APA to a wholly owned entity, AmerGen Vermont LLC ("AG-VT"), for the purpose of effectuating and carrying out the transactions contemplated in the APA and related documents;

        WHEREAS, VYNPC filed a notice with the Public Service Board ("Board") in accordance with General Order 45 and filed a petition requesting the Board to open a docket to conduct an investigation of the sale of VYNPS to AmerGen pursuant to 30 V.S.A. Sections 109 and 209;

        WHEREAS, AmerGen filed a petition, as amended, with the Board pursuant to 30 V.S.A. Sections 231, 108, 232, 102, 107, and 311 requesting the issuance of a certificate of public good and the approval of the transactions contemplated by the APA, and specifically the conduct of the acquisition of VYNPS by AG-VT;

        WHEREAS, in connection with the proposed sale of VYNPC, VYNPC, Central Vermont Public Service Corporation ("CVPS"), and Green Mountain Power Corporation ("GMP") each petitioned and requested the Board to issue a determination that the proposed sale of VYNPS, in accordance with the terms and conditions of the APA, PPA, and other related documents is prudent and that the purchase of power by VYNPC from AmerGen and subsequent resale by VYNPC to CVPS and GMP, including other products sold under the PPA and costs incurred by CVPS and GMP, are and will be used and useful;

        WHEREAS, the Board held hearings on the original terms and conditions by which it was proposed that VYNPS would be sold to AmerGen, in connection with which the Department raised various issues, and the parties hereto have negotiated different and enhanced terms and conditions to present to the Board;

        NOW, THEREFORE, the parties hereto agree as follows:

1.1.	Purchase Price; Value: AG-VT agrees to increase the value delivered to VYNPC in connection with the purchase of VYNPS (or "Vermont Yankee") in five ways:
1.1.1.

AG-VT will increase the Cash Purchase Price to $40 million to be paid at the closing of the sale of VYNPS to AG-VT (the "Closing"), subject to a deflator of $90,000 per day from and after January 1, 2001. Either party, AG-VT or VYNPC, will have the right to terminate the APA if the Closing has not occurred on or before June 30, 2001.

1.1.2.

AG-VT will reduce the 12-year PPA prices and PPA Buy-out price to reimburse the current owners of VYNPC for the pre-Cycle 22 fuel that will be in the reactor at the time of the Closing. According to VYNPC's records, the book value of this fuel will be $16.184 million on December 1, 2000. It should be noted that, under the current terms of the APA, AG-VT also is responsible for paying for all of VYNPC's expenditures for fuel for the Spring 2001 (Cycle 22) refueling outage. AG-VT will continue to be obligated to make that payment under this revised proposal.

The PPA and Buyout prices will be amended as follows:
PPA Buy-out Pricing:	$355/kW (down from $370)
PPA Pricing: Year	Original PPA Price	Revised Proposal ($/MWh)
2000	$39.80	$39.80
2001	$39.80	$39.43
2002	$40.22	$39.85
2003	$40.65	$40.30
2004	$41.09	$40.71
2005	$41.20	$40.82
2006	$41.40	$41.05
2007	$41.60	$41.22
2008	$41.80	$41.42

PPA Pricing: Year	Original PPA Price	Revised Proposal ($/MWh)
2009	$42.00	$41.65
2010	$42.30	$41.92
2011	$42.60	$42.22
2012	$42.80	$42.80
1.1.3.

Subject to agreement with VYNPC, AG-VT will pay the premium for the credit insurance and will receive any premium refunds associated with the credit insurance policy. Such insurance purchase shall be conducted so as not to conflict with VYNPC remaining a NEIL member for the five year term of the policy. In the event the direct payment by AG-VT of the credit insurance premium is not possible, the PPA and Buy-out prices will be changed to deliver value to VYNPC equivalent to AG-VT paying the insurance premium and receiving any premium refunds. As an example, based on the current $7.2 million estimated insurance premium, the PPA pricing would be adjusted as follows:

PPA Buy-out Pricing:	$341/kW

PPA Pricing:
Year	Original PPA Price	Revised PPA Price	PPA Pricing if AG-VT Does Not Pay Credit Insurance Premium, VYNPC Does
2000	$39.80	$39.80	$39.80
2001	$39.80	$39.43	$37.59
2002 (prior to first anniversary of Closing)
	$40.22	$39.85	$38.01
2002 (on and after first anniversary of Closing)
	$40.22	$39.85	$39.85
2003	$40.65	$40.30	$40.30
2004	$41.09	$40.71	$40.71
2005	$41.20	$40.82	$40.82
2006	$41.40	$41.05	$41.05
2007	$41.60	$41.22	$41.22
2008	$41.80	$41.42	$41.42
2009	$42.00	$41.65	$41.65
2010	$42.30	$41.92	$41.92
2011	$42.60	$42.22	$42.22
2012	$42.80	$42.80	$42.80

If AG-VT pays the credit insurance premium directly, VYNPC agrees to reduce its FERC-filed rates by the amount of the premium so paid. If AG-VT is not able to pay the credit insurance premium directly, VYNPC will remain obligated to pay the credit insurance premium and VYNPC will recover the cost thereby incurred in its FERC-filed rates.

In the event VYNPC must pay the credit insurance premium (because direct payment by AG-VT is not possible) and the PPA and Buy-out prices are reduced, it is agreed that AG-VT nonetheless shall be entitled to receive the benefit of any premium refunds associated with that policy. In order to ensure that AG-VT receives that benefit, VYNPC shall pay to AG-VT, or its order, each and every refund promptly upon receipt of same by VYNPC.
1.1.4.

AG-VT agrees to lower the amount of decommissioning funds required to be transferred on the Closing Date to a Net Cash Value of $280 million as of January 1, 2001, adjusted up using an after-tax, net of expenses return of six and one-half percent (6.5 percent) per annum to the Closing Date. The calculation of this adjustment is described in the APA. This reduces the top-off required by VYNPC by $17 million on January 1, 2001. Note that VYNPC still is obligated to transfer the Texas Disposal Fund of $23.935 million as per the APA.

1.1.5.

At the Closing AG-VT shall pay to VYNPC the outage costs incurred by VYNPC during 2001 in accordance with the outage cost budget prepared by VYNPC and attached to the APA as Schedule 3.3(a)(viii). In the event the Closing takes place on June 30, 2001, AG-VT shall pay to VYNPC the sum of $21.2 Million regardless of the amount expended by VY for outage costs. In the event the Closing occurs prior to June 30, 2001, AG-VT shall pay to VYNPC the sum of the monthly amounts budgeted by VYNPC for outage costs on Schedule 3.3(a)(viii) to the APA for each full calendar month elapsed during 2001, plus the amount of outage costs budgeted to be incurred during the month in which the Closing occurs adjusted, to the date of Closing, in proportion to the number of days that have elapsed during the month in which the Closing occurs.

1.2.	The foregoing improvements and other technical changes resulting from the extension of the Termination Date in the APA are reflected in attached copies of the revised APA and revised PPA.

2.        Financial Integrity:

AG-VT shall provide enhanced security to assure funds available specifically for VYNPS in an amount not less than $60 million at the time VYNPS is to be removed from operation. This requirement may be satisfied by any of the following: (i) AmerGen shall not draw down the member company (PECO Energy and British Energy) guaranties to an amount less than $60 million for expenses authorized under the guaranties at sites other than VYNPS, which amount shall be retained for the benefit of AG-VT as outlined in the guaranty letters admitted into the record in the course of the proceedings in Docket No. 6300, or (ii) cash or cash equivalents aggregating up to $60 million shall be maintained by AmerGen or AG-VT, or (iii) as between the member company guaranties and cash or cash equivalents, AG-VT will have available $60 million, which amount shall be retained for the benefit of AG-VT. AG-VT shall report to the

 Department and to the Board when draws are made against the member company guaranties. Nothing in this provision shall operate to limit AmerGen's abilities to draw upon the commitments from its member companies for the benefit of nuclear power plants other than VYNPS; provided, however, that AmerGen nevertheless shall meet its obligations to AG-VT as provided above.

3.        Public Service Board Approval of Operating License Renewal:

AG-VT agrees to a condition in an Order issued by the Board granting approval of the sale of VYNPS to AG-VT to the effect that the Certificate of Public Good ("CPG") issued by the Board to AG-VT will be expressly limited to a term of twelve (12) years, i.e. until the expiration of VYNPS' current NRC operating license. The Order shall provide that operation of VYNPS beyond its current operating license termination date (March, 2012) is not permitted and shall be allowed only if application for renewal of the CPG is made and granted.

4.        Sharing Excess on Delayed Decommissioning:

If completion of decommissioning is delayed beyond the currently expected completion date of March 31, 2022, any excess funds remaining in the decommissioning trust funds transferred from VYNPC to AG-VT at the closing of the sale of VYNPS, including any gains, losses, or fees on the trust funds while owned by AG-VT ("transferred trust funds") shall be shared between AG-VT and electric consumers in accordance with the terms hereof. The completion of decommissioning is defined for the purposes of this provision as plant dismantlement and decontamination to NRC standards plus the completion of additional activities, such as site restoration, agreed to or imposed in the course of Docket No. 6300, but excluding spent fuel management. Decommissioning may be deemed complete notwithstanding that AG-VT may choose to re-use the site, and portions of existing structures, systems and components.

Sharing of excess funds shall take effect if decommissioning of VYNPC is not complete, with the exception of the storage of spent nuclear fuel after permanent shutdown, by March 31, 2022. Sharing of excess funds will occur following the earliest of (i) the date on which the decommissioning is completed and AG-VT has satisfied all of its responsibilities for spent fuel management or (ii) the date on which decommissioning is completed and any of the following occur: (x) settlement between AmerGen or AG-VT and the DOE with respect to VYNPS, (y) final resolution of litigation by AmerGen or AG-VT against DOE with respect to VYNPS, or (z) satisfactory performance by DOE of its spent fuel responsibility with respect to VYNPS.

Excess funds shall mean any funds remaining in the transferred trust funds following the completion of decommissioning, less those funds necessary for management of spent nuclear fuel (including reasonable contingencies for delays in removal of the spent fuel from the VYNPS site, or cost overruns associated with the storage or removal of the spent fuel) and not otherwise payable by the federal government in accordance with (x), (y), or (z) above. Sharing of excess funds shall be determined only if decommissioning is not completed until after March 31, 2022.

Fifty percent of the excess of the transferred trust funds remaining after completion of delayed decommissioning shall be paid by AG-VT to VYNPC for the benefit of electric consumers by pro rata shares in proportion to the stated ownership percentage of the VYNPC sponsors. VYNPC shall notify the Department of the payment at the time of payment by AG-VT. For sponsors that remain under rate regulation, such pro rata share shall be refunded by VYNPC to such sponsors in accordance with their aliquot shares pursuant to the Power Contracts. For sponsors that no longer remain under rate regulation, VYNPC shall notify the Department and the state public utility commission or comparable regulatory body that either presently exercises or formerly exercised rate regulation authority over each VYNPC sponsor, that the pro rata share of excess decommissioning funds is available either for refund or for payment to the state treasury. In the event VYNPC shall have ceased to exist at the time excess funds are to be shared as provided above, AG-VT shall notify the Department and the state public utility commission or comparable regulatory body that either presently exercises or formerly exercised rate regulation authority over each VYNPC sponsor, that the pro rata share of excess decommissioning funds is available. It shall be the responsibility of each state public utility commission or comparable regulatory body to effect the final distribution of such excess funds. Upon compliance with the instructions of each such state public utility commission or comparable regulatory body, AG-VT shall have no further obligation with regard to the excess funds or their distribution.

5.        Public Service Board Review of Decommissioning:

AG-VT shall report to the PSB and to the Department the status of the decommissioning funds and the latest NRC calculation at the same time as such report is required by the NRC. In addition, AG-VT will make this information available to the public and will participate in a public discussion on the adequacy of the decommissioning funds at a meeting or some other forum to be determined in conjunction with the Department.

AG-VT shall update the site-specific decommissioning cost study at least once every 5 years with the first of these studies due to be completed no later than the fifth anniversary of the financial closing and submit the results to the PSB and the Department. AG-VT shall (i) inform the public of the estimated cost of decommissioning which resulted from the analysis and (ii) participate in a public discussion of the results at a forum to be determined in conjunction with the Department.

At the time of evaluation of the decommissioning fund for NRC or for the site-specific study, AG-VT will provide additional funds or other acceptable financial assurances as needed to ensure that funding will be sufficient to accomplish decommissioning, including site restoration and spent fuel management committed to in this docket.

 6.        Decommissioning Fund Top-off Basis:

The decommissioning fund-top off-mechanism is a "Zero Premium Collar Strategy" involving the purchase of a put option on the Standard & Poor's 500 ("S&P 500") and simultaneously selling a call, whereby the net cost to VYNPC, in terms of premiums related to the options, offset one another resulting in a zero cost to VYNPC. The purposes of the strategy is to establish a floor whereby VYNPC's equity portfolios are protected against a significant market decline, as recognized by a drop in the S&P 500. To finance this, VYNPC will give up some upside potential if the markets move meaningfully higher.

Based on the current market environment, VYNPC implemented a put with a floor of 3 percent (i.e., a 3 percent decline in the S&P 500 index). It is important to note that this strategy uses S&P 500 options, which nearly match the Mellon Index Fund in the spent fuel trust fund's Qualified NTD Portfolio. However, this strategy does not create a perfect hedge for the other strategies (value managers) in the portfolio.

To implement this strategy, The Clifton Group, a leading firm specializing in this type of strategy, as analyzed VYPNC's portfolios to minimize the variance associated with using the S&P 500 as a proxy. VYNPC and its advisor, LCG Associates, has provided current portfolio holdings to The Clifton Group for analysis to ensure the portfolios have the most appropriate hedge strategy in place. The Clifton Group has issued the option contracts to initiate the strategy and it is currently in place. VYNPC may remove the positions at any time, or extend the strategy should the closing not occur until a later date.

7.        PPA - Low Market Adjuster:

AmerGen, AG-VT, and VYNPC have revised and amended the PPA to include the following relief mechanism. The relief mechanism shall be implemented if the Market Price, calculated as defined below, at the time an adjustment is to be made as herein provided is below the PPA Price by more than 5 percent. The price to be charged until the next adjustment is determined shall be called the "Adjusted Price" as defined below. If the Market Price is higher than the PPA Price there will be no adjustment to the PPA Price. Each time that an adjustment is made, VYNPC promptly shall notify the Department and Board in writing.

Market Price - the actual average NEPOOL Indexed price for energy for the trailing 8,760 hours as posted by ISO New England on its website (www.ISO.NE.com) plus 3 percent which is the estimated value of the non-energy ancillary products included in the PPA between AG-VT and VYNPC.

PPA Price - the price for each calendar year set forth in the PPA on Schedule A, as modified above (in the first condition regarding price and valuation).

Adjusted Price - the Market Price plus 5 percent.

The Low Market Adjustment mechanism shall be implemented as follows:

1) At the first billing date following the end of the fuel cycle scheduled to begin in the Spring 2001 (approximately October 2002), the Market Price shall be calculated and, if below the PPA Price by more than 5 percent, the Adjusted Price shall be determined and shall be applied to the next billing period.

2) At each billing date following the first billing date identified in item 1) above, the Market Price shall be calculated and, if appropriate, a new Adjusted Price shall be determined and shall be applied for the next billing period.

The dates for the respective billing periods shall be finalized and may be adjusted by mutual consent of AG-VT and VYNPC, with written notice to the DPS and the Board.

The intent of the Market Price definition is to provide an index upon which to base market price determinations. As the competitive power market develops, different, and perhaps more accurate, measures of market price may become available. The index for Market Price may be modified by mutual consent of AG-VT, VYNPC, and the Department.

In order to maintain parity among the Sponsors of VYNPC and in compensation for the PPA Low Market Adjuster, AG-VT will reduce the PPA Buy-out price to be paid at Closing by $10/kW.

8.        Spent Fuel Costs from Spent Fuel Trust Fund:

VYNPC agrees to modify its pending filing before the Federal Energy Regulatory Commission ("FERC"), as necessary, to reflect that VYNPC intends initially to fund from the Spent Fuel Disposal Trust ("SFDT"): 1) 70 percent of the costs of building and operating the operating phase spent fuel storage facility, not to exceed 70 percent of an amount equivalent to $20.7 million in 1999 dollars, and 2) $22.5 million for payment as part of the decommissioning "top-off" obligation of VYNPC under Section 6.12(a) of the APA, being the portion of assets of the decommissioning funds conveyed to the Buyer attributable to the estimated costs of storage of spent nuclear fuel, and to reduce accordingly its borrowing at the Closing by $22.5 million. VYNPC further agrees that any damages recovered by VYNPC as a result of DOE's default under the DOE Standard Contract (see Section 6.13(d) of the APA) will be deposited in the SFDT.

VYNPC agrees to amend the SFDT to permit the withdrawal of up to $22.5 million for payment to the Decommissioning Funds as part of the decommissioning "top-off" obligation of VYNPC under Section 6.12(a) of the APA.

        1  This method of funding has been approved by a majority of the Sponsors of VYNPC, including the Vermont Sponsors. To the extent any Sponsor does not consent to this method of funding, VYNPC will provide in the contract with such Sponsor for an alternative method of funding, supported by such Sponsor, that achieves an equivalent result.

VYNPC will amend the Restated 1999 Amendatory Agreements between VYNPC and each of its Sponsors (the "1999 Amendatory Agreements")2 to define, in the categories of expenses that will be billed to Sponsors after the Closing under the definition of "Decommissioning Borrowing," payments from Sponsors to provide, or to service a future borrowing that provides, sufficient funds to fulfill VYNPC's obligation under Section 6.13(b) of the APA because SFDT funds, combined with amounts received or expected to be received as a result of completion or settlement of DOE litigation, are inadequate for that purpose. The Department will support the FERC's acceptance for filing of the 1999 Amendatory Agreements as so amended.

VYNPC will file a true-up case at the FERC no earlier than the earlier of the date which is the fifth anniversary of the Closing Date of the proposed transaction or the date on which DOE approves a final delivery schedule for the first spent fuel to be removed from VYNPS pursuant to the DOE Standard Contract. One purpose of the true-up case shall be to obtain FERC approval of new collections under the formula rate (i.e., the Additional Power Contracts, as amended) to provide VYNPC with access to adequate funds to meet the DOE one-time fee under the DOE Standard Contract when it becomes due, after reflecting future withdrawals from the SFDT to fund the spent fuel dry storage facility under Section 6.13(c) of the APA and the anticipated receipt of damages as a result of DOE's default. VYNPC agrees that it will not begin charging such new collections to its Sponsors until FERC has issued its order in such true-up case. The Department agrees that in the true-up case before FERC it will support the concept of recovery by VYNPC of funds sufficient to meet such one-time DOE fee, but reserves the right, in connection with the determination of the amount of funds required by VYNPC, to sponsor testimony as to the likelihood of recovery of damages from DOE during the relevant period and to sponsor a request for the imposition of a condition that assures that any excess funds collected will be returned for the benefit of ratepayers.

9.        Spent Fuel Settlement Incentive:

Each of AmerGen and AG-VT agrees that it must use its commercial best efforts to assure that the spent fuel is removed from VYNPS as quickly as possible. AmerGen and AG-VT shall allow the Department to participate in the discussions with DOE that involve VYNPS and to participate in the decision whether to pursue the discussions or to litigate. Each of AmerGen and AG-VT commit not to agree to a "DOE take title" resolution of the spent fuel removal issue with respect to VYNPS.

10.        Employees:

AG-VT agrees to revise Section 6.10(a) of the APA to increase to 435 the number of employees to which it will offer employment at Closing. Subject to that limit, new employees hired after the date hereof shall be afforded by AG-VT the same benefits for relocation expense reimbursement as shall have been offered and made available to them by VYNPC at the time of hire by VYNPC in accordance with VYNPC policies and practices in effect as at the date of this Memorandum of Understanding.

         2  To the extent that any Sponsor has not consented to the use of SFDT funds as provided above, its 1999 Amendatory Agreement will contain modifications which impose on that Sponsor an obligation to support an alternative mechanism for obtaining its pro rata share of the funds needed by VYNPC.

11.        Intercreditor Agreement Summary:

AG-VT agrees to revise Schedule 7.1(z), Intercreditor Agreement Summary to allow for more than one Special Purpose Entity (if required in order to achieve financing) and to specify that the Lenders will have a first priority lien on collateral identified as providing security to the Lenders and that AG-VT and VELCO will have a first priority lien on collateral identified as providing security to AG-VT and VELCO, respectively. VYNPC agrees that AG-VT shall participate in all negotiations of the terms of such agreement and that AG-VT's secured position shall be protected and maintained in the course of obtaining financing and that AG-VT shall be the final arbiter of its financial security.

12.        Prudence, Used and Useful:

Based on the commitment to make the compromises described above, and solely in settlement of the respective positions in Docket No. 6300 of the six parties named below, the Parties agree that the Board should issue a final order in that docket (the "Order"):

12.1.

finding that the transactions described in the APA and TAPA, as modified by the commitments set forth herein (made for purposes of such settlement), and the process by which VYNPC sold its assets are prudent as to all decisions and actions taken by Petitioners prior to the close of evidence in Docket No. 6300 and which were reviewed by the Public Service Board in Docket No. 6300;

12.2.

finding that the purchase of capacity and associated energy by VYNPC from AmerGen and subsequent resale by VYNPC to CVPS and GMP, including all other products sold under the PPA and costs incurred by CVPS and GMP under the PPA and Amendatory Agreements, again as modified by the commitments made in this Memorandum of Understanding (for purposes of such settlement), are and will be used and useful for the PPA's and Amendatory Agreement's term;

12.3.

finding that the execution of this Memorandum of Understanding and of the Amendatory Agreements for the continued purchase of capacity, associated energy and other products from VYNPC and payment of the costs incurred thereunder by CVPS and GMP are prudent as to all decisions and actions taken by Petitioners prior to the close of evidence in Docket No. 6300 and that were reviewed by the Board in Docket No. 6300; and

12.4.	entering the accounting orders for CVPS and GMP attached to this Memorandum of Understanding as Attachments A-1 and A-2, respectively.

For purposes of this MOU, the close of evidence in Docket No. 6300 includes hearings in that docket to review the terms and conditions contained in this MOU.

 AmerGen, VYNPC, CVPS, GMP, and the Department have made specific compromises to reach this agreement. In the event that the Board fails to approve this agreement in its entirety or acts to overrule or disapprove any portion hereof, each such party agrees that their agreement set forth herein shall terminate and each shall have the same rights as each would have had absent this agreement.

13.        Additional Provisions:

13.1.	This Memorandum of Understanding is governed by Vermont law and any disputes under this Memorandum of Understanding shall be decided by the Board.
13.2.	AG-VT agrees that it is a company as defined by Title 30 of the Vermont Statutes and will obtain a CPG under 30 V.S.A. Sections 231 and 102.
13.3.

Amendments to the sections, terms, and provisions of the APA, the PPA, and related agreements referred to therein as may be necessary to effect the foregoing are included in Exhibit A attached hereto. As between AmerGen, AG-VT and VYNPC this MOU is being entered into for settlement purposes in the pending proceedings before the PSB and the provisions agreed to herein are incorporated in amendments and revisions of the underlying transaction documents, including the APA, PPA and related agreements referred to therein, attached hereto as Exhibit A, the terms of which, when executed, shall be binding upon those parties and shall control whenever there is a conflict between the terms of this MOU and the terms and provisions of those transaction documents.

13.4.	AmerGen also is a party to and has authorized its counsel to execute this Memorandum of Understanding in its behalf.
13.5.

Nothing in this Memorandum of Understanding shall prevent the Department from reviewing, evaluating, and commenting on the terms and conditions of the VYNPC financing and the Special Purpose Entity or Entities.

13.6.

The Department acknowledges and agrees that the terms and conditions of this Memorandum of Understanding satisfy and resolve the issues included herein as the issues pertain to the proceedings before the NRC and the FERC and that the Department shall notify the NRC and the FERC accordingly. The Department is not presently aware of any issues that it could or intends to raise in the proceedings before the NRC and the FERC that it has not already raised in those proceedings.

13.7.

The parties hereto, including VYNPC and the Department, agree that the Board should approve the transfer of VYNPS to AG-VT pursuant to 30 V.SA Section 109, issue the findings under 18 C.F.R. Section 365.3(b), and approve the transactions contemplated by the APA as modified hereby.

13.8.	The parties hereto, including the Department, agree that VYNPC's transfer of VYNPS to AG-VT will promote the general good of the State of Vermont.
13.9.	The Department agrees that the Board should issue an Order:

13.9.1. directing the issuance of a Certificate of Public Good to the current operating license termination dated (March, 2012) approving in all respects the transactions required by or permitted under the APA and authorizing the purchase and operation of substantially all of the assets of VYNPC, specifically including the VYNPS;

13.9.2. determining that the ownership and operation of VYNPS through AG-VT, wholly owned by AmerGen, will promote the general good of the state;

13.9.3. containing "blanket" approval of various financial arrangements by AmerGen and AG-VT, including the issuance of notes, bonds, or other evidences of indebtedness, on the basis that the proposed action will be consistent with the general good of the state;

13.9.4. approving of the indirect acquisition of a controlling interest in AmerGen or AG-VT by reason of the merger between Unicom Corporation and PECO Energy Company on the basis that such acquisition will promote the public good and will not result in obstructing or preventing competition;

13.9.5. determining that the designation of the generating facilities held by VYNPC, specifically meaning VYNPS, as "eligible facilities" for purposes of exempt wholesale generator status: (i) will benefit consumers; (ii) is in the public interest; and (iii) does not violate state law;

13.9.6. determining that the Spent Nuclear Fuel Disposal Trust should be amended to permit the use of trust assets as described in section 8 above.
13.10.	The Department will support issuance of the orders and findings of the Board specified herein subject to the Department's obligations under Title 30 of the Vermont Statutes Annotated.
13.11.

The parties agree that this Memorandum of Understanding shall not be construed by any party or tribunal as having precedential impact on any future proceeding involving the parties, except as necessary to implement this Memorandum of Understanding or to enforce an order of the Board resulting from this Memorandum of Understanding.

VERMONT YANKEE NUCLEAR POWER CORPORATION
Dated:	By: __________________________________
Name:
Title:
CENTRAL VERMONT PUBLIC SERVICE CORPORATION
Dated:	By: __________________________________
Name:
Title:
GREEN MOUNTAIN POWER CORPORATION
Dated:	By: __________________________________
Name:
Title:
AMERGEN ENERGY COMPANY, LLC
Dated:	By: __________________________________
Name:
Title:
AMERGEN VERMONT, LLC
Dated:	By: __________________________________
Name:
Title:
VERMONT DEPARTMENT OF PUBLIC SERVICE
Dated:	By: __________________________________
Name:
Title:

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ John J. Holtman John J. Holtman, Vice President, Controller, and Chief Accounting Officer

November 20, 2000